UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 23, 2022

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom Street, 11th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange
7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	PLYM-PrA	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previoiusly announced in December 2021, on February 23, 2022, Daniel C. Wright resigned as Executive Vice President and Chief Financial Officer of Plymouth Industrial REIT, Inc. (the “Company”).

(c) On February 23, 2022, the Board of Directors of the Company (the “Board”) appointed Anthony Saladino, the Company’s current Senior Vice President and Chief Accounting Officer, as Executive Vice President and Chief Financial Officer of the Company.

Mr. Saladino, age 48, has served as the Company’s Senior Vice President and Chief Accounting Officer since 2020. Previously, Mr. Saladino served as Chief Accounting Officer of New York City REIT and American Finance Trust, both publicly-traded REITs, from 2017 to 2019 and Vice President of Finance and Corporate Controller of the High Companies from 2015 to 2017. Prior to the High Companies, Mr. Saladino served as Vice President of the Ryland Group, a publicly-traded new home builder, and worked for Ernst & Young LLP in its real estate practice, focusing primarily on publicly-traded REITs. Mr. Saladino is a certified public accountant and received a Bachelor of Science degree from California State University, a Master of Science degree from the University of Virginia, and a Master of Business Administration degree from the University of Chicago.

There are no family relationships between Mr. Saladino and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions involving Mr. Saladino that would require disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Mr. Saladino, effective February 23, 2022. Under the employment agreement, Mr. Saladino reports directly to the Board. The initial term of the employment agreement will end on December 31, 2024. On that date, and on each subsequent one-year anniversary of such date, the term of the employment agreement will automatically be extended for one year, unless earlier terminated.

Under the employment agreement, Mr. Saladino will receive an annual base salary of $325,000, which is subject to increase at the discretion of the Board’s Compensation Committee. In addition, Mr. Saladino will be eligible to receive an annual discretionary cash performance bonus targeted at 100% of his then-current annual base salary. The actual amount of any such bonuses will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by our Compensation Committee. In addition, beginning in calendar year 2020 and continuing during the term of his employment, Mr. Saladino has been and will be eligible to receive an annual equity award, as determined by our Compensation Committee in its sole discretion. Mr. Saladino is also eligible to participate in the Company’s customary health, welfare and fringe benefit plans, and, subject to certain restrictions, healthcare benefits will be provided to him and his eligible dependents at the Company’s sole expense. Mr. Saladino will accrue four weeks of paid vacation per year.

Pursuant to the terms of the employment agreement, if Mr. Saladino’s employment is terminated by the Company without “cause,” by Mr. Saladino for “good reason” (each as defined in the applicable employment agreement) or because the Company elects not to renew the term of the employment agreement then, in addition to any accrued amounts, he will be entitled to receive the following:

•	An amount, payable over a 12-month period, equal to two times the sum of (1) Mr. Saladino’s annual base salary then in effect, (2) the average annual bonus earned by Mr. Saladino for the two prior fiscal years (substituting target bonus in the average for any fiscal year not yet completed if fewer than two fiscal years have been completed) and (3) the average value of any annual equity awards(s) made to Mr. Saladino during the prior two fiscal years (excluding the initial grant of restricted stock described above, any award(s) granted pursuant to a multi-year, outperformance or long-term performance program and any other non-recurring awards), or if fewer than two years have elapsed, over such lesser number of years; and
•	accelerated vesting of all outstanding equity awards held by Mr. Saladino as of the termination date and Company-paid continuation healthcare coverage for 18 months after the termination date.

Mr. Saladino’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company. The employment agreement also contains customary confidentiality and non-solicitation provisions.

Upon a termination of employment by reason of death or disability, Mr. Saladino or his estate will be entitled to accelerated vesting of all outstanding equity awards held by Mr. Saladino as of the termination date, in addition to any accrued amounts. In addition, upon a change in control of the Company (as defined in the Company’s Second Amended and Restated 2014 Incentive Award Plan), Mr. Saladino will be entitled to accelerated vesting of all outstanding equity awards held by him as of the date of the change in control. In addition, under the employment agreement, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that Mr. Saladino receives the greater of the (a) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (b) net amount of the change in control payments and benefits without such reduction.

The Company has entered into a Change in Control Severance Agreement with Mr. Saladino (the “Change in Control Agreement”).  The Change in Control Agreement provides that in the event Mr. Saladino’s employment is terminated other than for “cause” or if he resigns for “good reason” (each as defined in the Change in Control Agreement) following a change in control of the Company (or prior to, but in anticipation, of a change in control of the Company), Mr. Saladino will be entitled to certain severance benefits, consisting of the following: an amount equal to two times the sum of (l) Mr. Saladino’s annual base salary then in effect, (2) the average annual bonus earned by Mr. Saladino for the two prior fiscal years (substituting target bonus in the average for any fiscal year not yet completed if fewer than two fiscal years have been completed) and (3) the average value of any annual equity awards(s) made to Mr. Saladino during the prior two fiscal years, accelerated vesting of all outstanding equity awards held by Mr. Saladino as of the termination date and Company-paid continuation healthcare coverage for 18 months after the termination date. The term of the Change in Control Agreement is for a period of three years and will be automatically renewed for additional one-year periods.

The foregoing are summaries of the material terms of Mr. Saladino’s employment agreement and Change in Control Agreement and are qualified in their entirety by the terms of the employment agreement and Change in Control Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Anthony Saladino, dated as of February 23, 2022

10.2	Change in Control Severance Agreement with Anthony Saladino, dated as of December 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: February 23, 2022	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer